/X/      PLEASE MARK
         VOTES AS IN
         THIS EXAMPLE

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" THE PROPOSALS LISTED BELOW. RECEIPT OF THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS IS HEREBY ACKNOWLEDGED. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED BY ANY MEANS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

                                                          FOR  AGAINST  ABSTAIN
1.  To approve the merger agreement among Invitrogen
    Corporation, Invo Merger Corporation and NOVEX.       / /     / /     / /

2.  To amend Invitrogen's 1997 Stock Option Plan to
    increase the number of shares reserved for issuance   / /     / /     / /
    under the plan by 1,000,000 shares for a total of 5,485,479 shares of common stock.


               Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

               Please sign exactly as your name(s) appear(s) hereon. If the stock is registered in the names of two or more persons, each should sign. Please give full title and capacity in which signing if not signing as an individual.



SIGNATURE:                  DATE:          SIGNATURE:                DATE:
          -----------------      ---------           ---------------      -----





                                      PROXY

                             INVITROGEN CORPORATION

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON _________, 1999

The undersigned hereby appoints LYLE C. TURNER, JAMES R. GLYNN and WARNER R. BROADDUS, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of common stock of Invitrogen Corporation which the undersigned may be entitled to vote at the Special Meeting of Stockholders to be held at Invitrogen's offices at 1600 Faraday Avenue, Carlsbad, California on __________, 1999 at _____a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, such proxies being directed to vote on the proposals as specified on the reverse side.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
/SEE REVERSE SIDE/                                           /SEE REVERSE SIDE/